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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           ------------------------

                           ATMOS ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

        Texas and Virginia                                75-1743247
(State of Incorporation or Organization)      (IRS Employer Identification No.)

                           1800 Three Lincoln Centre
                    5430 LBJ Freeway, Dallas, Texas  75240
              (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class          Name of Each Exchange on Which
            To Be So Registered          Each Class is to be Registered
            -------------------                 ------------------
            Common Stock                  New York Stock Exchange
            Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:   None
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Item 1.  Description of Registrant's Securities to be Registered.

     On August 11, 1999, the Board of Directors of Atmos Energy Corporation voted to amend the Rights Agreement by deleting the provisions relating to "Continuing Directors" and the delayed redemption provision.

Item 2. Exhibits.

*    1    Rights Agreement dated as of November 12, 1997 between the Company and BankBoston, N.A. as Rights Agent, which includes as Exhibit A thereto the Form of Rights Certificate and as Exhibit B thereto the Summary of the Rights Agreement (incorporated by reference to Exhibit
          4.1 of Form 8-K dated November 12, 1997).

**   2    First Amendment to Rights Agreement, dated as of August 11, 1999, between Atmos Energy Corporation and BankBoston, N.A. as Rights Agent.


*    Previously filed.
**   Filed herewith.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


                                        ATMOS ENERGY CORPORATION
                                              (Registrant)



DATE:  August 12, 1999                  By:  /s/ GLEN A. BLANSCET
                                             -----------------------------------
                                             Glen A. Blanscet
                                             Vice President, General Counsel
                                             and Corporate Secretary
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                               INDEX TO EXHIBITS


Exhibit No.     Description
                -----------

    2 First Amendment to Rights Agreement, dated as of August 11, 1999, between Atmos Energy Corporation and BankBoston, N.A. as Rights Agent